UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2019
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Veeva Systems Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-36121	20-8235463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (925) 452-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
On September 25, 2019, Veeva Systems Inc. (“Veeva”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Veeva, P109 Merger Sub, Inc. (the “Merger Sub”), Crossix Solutions Inc. (“Crossix”), and the stockholder representative as defined in the Merger Agreement.
Pursuant to the terms of the Merger Agreement, on the closing date, Merger Sub will merge with and into Crossix (the “Merger”), Crossix will be the surviving corporation of the Merger, and Crossix will become a wholly owned subsidiary of Veeva.
Upon consummation (the “Closing”) of the Merger, (i) all outstanding shares of Crossix capital stock and vested options to purchase Crossix capital stock will be cancelled in exchange for the right to receive aggregate cash consideration of $430 million, subject to certain customary purchase price adjustments, and (ii) certain unvested options shall be converted into options to purchase shares of Veeva’s Class A common stock, subject to the same vesting schedules and proportionate exercise price as were applicable to such unvested options. Following the Closing, it is anticipated that certain Crossix employees will be granted approximately $80 million in restricted stock units and approximately $40 million in options to purchase shares of Veeva’s Class A common stock. The restricted stock units and options will vest over 5.5 years.
The Merger Agreement contains customary representations, warranties, and covenants by Veeva and Crossix. A portion of the aggregate consideration will be held in escrow to partially secure the indemnification obligations of the Crossix security holders. The Closing is subject to customary conditions, including regulatory approvals. The Merger is anticipated to close in November.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
The Merger Agreement governs the contractual rights between the parties in relation to the acquisition. We have included the above summary of certain terms of the Merger Agreement and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement. This summary and report are not intended to modify or supplement any factual disclosures about Veeva or Crossix in our respective public reports filed with the SEC or other regulators. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Veeva or Crossix. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 7.01.	Regulation FD Disclosure
On September 26, 2019, Veeva issued a press release announcing that it has entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 25, 2019, among Veeva Systems Inc., P109 Merger Sub, Inc., Crossix Solutions Inc., and the stockholder representative as defined therein.
99.1	Press Release titled "Veeva to Acquire Crossix, the Leader in Privacy-Safe Patient Data and Analytics," dated September 26, 2019.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*
Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

		By:	/s/ Timothy S. Cabral
Timothy S. Cabral
Chief Financial Officer

Dated:	September 26, 2019